540m 540 Prescribed by:

Frank LaRose
Ohio Secretary of State

Toll Free: 877.767.3453 | Central Ohio: 614.466.3910
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File online or for more information: OhioBusinessCentral.gov

Certificate of Amendment

(For-Profit, Domestic Corporation)

Filing Fee: $50

Form Must Be Typed

Check appropriate box:

☒ Amendment to existing Articles of Incorporation (125-AMDS)

☐ Amended and Restated Articles (122-AMAP) - The following articles supersede the existing articles and all amendments thereto.

Complete the following information:

Name of Corporation	DIEBOLD NIXDORF, INCORPORATED
Charter Number	1276

Check one box below and provide information as required:

☐ The articles are hereby amended by the **Incorporators**. Pursuant to Ohio Revised Code section 1701.70 (A), incorporators may adopt an amendment to the articles by a writing signed by them if initial directors are not named in the articles or elected and before subscriptions to shares have been received.

☒ The articles are hereby amended by the **Directors.** Pursuant to Ohio Revised Code section 1701.70(A), directors may adopt amendments if initial directors were named in articles or elected, but subscriptions to shares have not been received. Also, Ohio Revised Code section 1701.70(B) sets forth additional cases in which directors may adopt an amendment to the articles.

The resolution was adopted pursuant to Ohio Revised Code section 1701.70(B) (In this space insert the number 1 through 10 to provide basis for adoption.) 1701.70(B)(7)

☐ The articles are hereby amended by the **Shareholders** pursuant to Ohio Revised Code section 1701.71.

☐ The articles are hereby amended and restated pursuant to Ohio Revised Code section 1701.72.

Form 540 Page 1 of 2 Last Revised: 06/2019

Form 540 Last Revised: 06/2019 A copy of the resolution of amendment is attached to this document. Note: If amended articles were adopted, they must set forth all provisions required in original articles except that articles amended by directors or shareholders need not contain any statement with respect to initial stated capital. See Ohio Revised Code section 1701.04 for required provisions. If you are amending the total number of shares, please complete this box so the appropriate filing fee is charged. Print Name By (if applicable) Signature Print Name By (if applicable) Signature By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required Must be signed by all incorporators, if amended by incorporators, or an authorized officer if amended by directors or shareholders, pursuant to Ohio Revised Code section 1701.73(B) and (C). If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box. If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box. Jonathan B. Leiken

Amendment to Articles of Incorporation to Change Principal Office in Ohio WHEREAS, the board of directors (the “Board”) of Diebold Nixdorf, Incorporated (the “Corporation”), deems it advisable and in the best interest of the Corporation and its shareholders to amend, Article SECOND of the Corporation’s Amended and Restated Articles of Incorporation in accordance with Section 1701.70 of the Ohio Revised Code to read in its entirety as follows (such amendment, “Amendment”): “SECOND: The place in the State of Ohio where its principal office is located is the City of Hudson, in Summit County.” NOW, THEREFORE, BE IT RESOLVED, that the Board approves and declares advisable the Amendment, and authorizes each of the Chief Executive Officer, President, Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President of the Corporation (each such person, an “Authorized Officer”) to take any and all action necessary to effectuate the Amendment, including filing a duly executed certificate of amendment to the Corporation’s Amended and Restated Articles of Incorporation with the Secretary of the State of Ohio in accordance with the provisions of the Ohio Revised Code.